UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

FSP GALLERIA NORTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51940	20-1641289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200 Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Franklin Street Properties Corp. (“FSP”) is a Maryland corporation and holder of the sole share of the common stock, $0.01 par value per share, of FSP Galleria North Corp. (the “Company”). In connection with FSP’s announcement that it will no longer sponsor the syndication of shares of preferred stock in newly-formed single property companies as set forth in that certain letter (the “Letter”) from FSP to holders of preferred stock of the Company, dated December 15, 2011, the Company (i) removed William W. Gribbell and R. Scott MacPhee as Executive Vice Presidents of the Company, effective December 15, 2011 and (ii) removed Mr. Gribbell and Mr. MacPhee from the Company’s board of directors without cause, effective December 15, 2011. The Letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Also on December 15, 2011, Jeffrey B. Carter was elected to serve on the Company’s board of directors and appointed to serve as Vice President of the Company. Mr. Jeffrey B. Carter, age 39, is the son of George J. Carter, the President and a director of the Company. In addition, Mr. Jeffrey B. Carter is a Senior Vice President and the Director of Acquisitions for FSP. Prior to joining FSP in 1998, Mr. Carter worked in Trust Administration for Northern Trust Bank in Miami, Florida. Mr. Carter is a graduate of Arizona State University (B.A.) and The George Washington University (M.A.). Mr. Carter holds a FINRA Series 7 general securities license and a FINRA Series 79, Investment Banker Registration license.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	FSP GALLERIA NORTH CORP.
By:	/s/ George J. Carter
George J. Carter President

Exhibit Index

Number	Item

99.1	Letter from Franklin Street Properties Corp. to holders of preferred stock of the Company dated December 15, 2011